CANADIAN PACIFIC FOREST PRODUCTS LIMITED

NOTE AGREEMENT

Dated as of November 1, 1990
Re:
U.S. $70,000,000 10.60% Senior Notes, Series C, Due January 15, 2011
and
U.S. $22,000,000 10.26% Senior Notes, Series D, Due January 15, 2011

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ATTACHMENTS TO NOTE AGREEMENT:

SCHEDULE I	—	Names and Addresses of Purchasers

SCHEDULE II	—	Subsidiaries of the Company, Description of Debt and Leases

EXHIBIT A-l	—	Form of 10.60% Senior Note, Series C, Due January 15, 2011

EXHIBIT A-2	—	Form of 10.26% Senior Note, Series D, Due January 15, 2011

EXHIBIT B	—	Closing Certificate of the Company

EXHIBIT C	—	Description of Closing Opinion of Special Counsel to Purchasers

EXHIBIT D	—	Description of Closing Opinion of United States Counsel to the Company

EXHIBIT E	—	Description of Closing Opinion of Canadian Counsel to the Company

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CANADIAN PACIFIC FOREST PRODUCTS LIMITED
1155 Metcalfe Street
Montreal, Quebec
Canada H3B 2X1
NOTE AGREEMENT
Re: U.S. $70,000,000 10.60% Senior Notes, Series C, Due January 15, 2011
and
U.S. $22,000,000 10.26% Senior Notes, Series D, Due January 15, 2011
Dated as of
November 1, 1990
To the Purchaser named in
     Schedule I hereto which is a
     signatory to this Agreement
Gentlemen:
          The undersigned, CANADIAN PACIFIC FOREST PRODUCTS LIMITED, a corporation incorporated under the Canada Business Corporations Act (the “Company”), agrees with you as follows:
SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT.
          1.1. Description of Notes. The Company will authorize the issue and sale of:
     (a) U.S. $70,000,000 aggregate principal amount of its 10.60% Senior Notes, Series C, Due January 15, 2011 (the “Series C Notes”) to be dated the date of issue, to bear interest from such date at the rate of 10.60% per annum, payable semiannually on the fifteenth day of each January and July in each year (each such date being referred to as an “Interest Payment Date”) (commencing July 15, 1991) and at maturity and to bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 12.60% per annum after the due date thereof, whether by acceleration or otherwise, until paid, to be expressed to mature on January 15, 2011, and to be substantially in the form attached hereto as Exhibit A-1; and
     (b) U.S. $22,000,000 aggregate principal amount of its 10.26% Senior Notes, Series D, Due January 15, 2011 (the “Series D Notes”) to be dated the date of issue, to bear interest from such date at the rate of 10.26% per annum, payable semiannually on each Interest Payment Date (commencing

July 15, 1991) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 12.26% per annum after the due date thereof, whether by acceleration or otherwise, until paid, to be expressed to mature on January 15, 2011, and to be substantially in the form attached hereto as Exhibit A-2.
The Series C Notes and the Series D Notes are hereinafter collectively referred to as the “Notes”. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Reference is made to the provision of the Notes with respect to the statement of the interest rate for the purposes of compliance with the Interest Act (Canada). The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement. The term “Notes” as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the purchasers named in Schedule I hereto. You and the other purchasers named in Schedule I hereto are hereinafter sometimes referred to as the “Purchasers”. The terms which are capitalized herein shall have the meanings set forth in Section 8.1 hereof unless the context shall otherwise require.
          1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, the Notes of the Company at a price of 100% of the principal amount thereof set forth opposite your name in Schedule I.
          Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603, against payment therefor in U.S. Federal or other funds current and immediately available at The First National Bank of Chicago, Chicago, Illinois, ABA No. 071000013 for the account of Canadian Pacific Forest Products Limited Concentration Account No. 58-10647 in the amount of the purchase price at 10:00 A.M., Chicago, Illinois time, on November 15, 1990 or such later date (not later than December 31, 1990) as the Company shall specify by not less than five Business Days’ prior written notice to you (the “Closing Date”). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee as may be specified in Schedule I and in substantially the form attached hereto as Exhibit A-1 or A-2, as the case may be.
          1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers’ names in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the “Agreements”. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2. PREPAYMENT OF NOTES.
     No prepayment of the Notes may be made except to the extent and in the manner expressly provided in this Agreement.
     2.1. Required Prepayments.
     (a) Series C Notes. The Series C Notes will not be subject to required prepayment at any time.
     (b) Series D Notes. In addition to paying the entire outstanding principal amount and the interest due on the Series D Notes on the maturity date thereof, the Company agrees that on the fifteenth day of January, in each year commencing January 15, 2002 and ending January 15, 2010, both inclusive (herein called “Fixed Payment Dates”), it will prepay and apply and there shall become due and payable the sum of U.S. $2,200,000 on the principal indebtedness evidenced by the Series D Notes.
     No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.1. Any payment of less than all of the Series D Notes pursuant to the provisions of Section 2.2 shall not relieve the Company of the obligation to make required payments or prepayments on the Series D Notes in accordance with the terms of this Section 2.1 after giving effect to the application of such payments made pursuant to Section 2.2 in accordance with Section 2.4. To the extent that any purchase of Series D Notes by the Company pursuant to the provisions of Section 2.10 does not result in the purchase of all of the Series D Notes, then the principal amount of the prepayments required to be made pursuant to the provisions of this Section 2.1(b) shall, after the occurrence of each such purchase pursuant to Section 2.10, be reduced in the same proportion that the principal amount of the Series D Notes outstanding immediately preceding such partial purchase pursuant to said Section 2.10 has been reduced by such partial purchase, to the end that the remaining prepayments required to be made pursuant to the provisions of this Section 2.1(b) on each of the Series D Notes remaining outstanding will result in the same proportionate rate of prepayment as if the Series D Notes had not been purchased pursuant to Section 2.10.
     2.2. Optional Prepayments. In addition to the prepayments required by Section 2.1, upon compliance with Section 2.3, the Company shall have the privilege at any time and from time to time of prepaying the outstanding Series C Notes and/or the Series D Notes, either in whole or in part (but if in part then only in units in excess of U.S. $1,000,000) by payment of the principal amount of such series of Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make Whole Premium, determined 5 Business Days prior to the date of such prepayment.
     2.3. Notice of Prepayments. The Company will give written notice of any prepayment of the Notes pursuant to Section 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such prepayment date, (b) the principal amount of the holder’s Notes to be prepaid on such date, and (c) the estimated premium (including a description of the calculation to be made thereof), if any, and accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date specified in the written notice described above. In the event that the Company shall elect to prepay only one series of the Notes, the Company shall also give written notice of the prepayment of such series of Notes to each holder of the series of Notes not being prepaid at such time specifying (i) the prepayment date of such other series of Notes, (ii) the principal amount of such other series of Notes being prepaid, and (iii) the outstanding principal amount of such other series of Notes remaining after such proposed prepayment. The Company will also give written notice to each holder of the Notes then being prepaid by telecopy or other same day written communication setting forth the computation and amount of any premium payable in connection with such prepayment at least 3 Business Days prior to the date of such prepayment.
          2.4. Allocation of Prepayments. All partial prepayments shall be allocated pro rata among all of the holders of such series of Notes being prepaid at the time outstanding, and shall be credited, in the case of the Series C Notes, against the final maturities of the Series C Notes being prepaid and, in the case of the Series D Notes, ratably against the payment due at final maturity and the required prepayments provided for by Section 2.1(b) hereof on a pro rata basis.
          2.5. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by the Purchaser or its nominee or owned by any other institutional holder who has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof directly to the Purchaser or such subsequent holder at the address of the Purchaser set forth in Schedule 1 or at such other address as the Purchaser or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for the Purchaser on Schedule I hereto or in any written notice to the Company from the Purchaser or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of the Purchaser or such holder in any bank in the United States as the Purchaser or any such subsequent holder may from time to time direct in writing. The holder of any Notes to which this Section applies agrees that in the event it shall sell or transfer any such Notes it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes. With respect to Notes to which this Section applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until (1) the Company shall have received notice of the transfer of such Notes, and of the name and address of the transferee, or (2) such Notes shall have been presented to the Company as evidence of the transfer.
          2.6. Amortization Schedules. On the date of any partial prepayment of any Note, the Company shall deliver to each holder of the Notes two copies of an amortization schedule with respect to such Note setting forth, in the case of the Series C Notes, the principal balance of such Series C Note remaining unpaid after the date of such partial prepayment, and in the case of the Series D Notes, the amount of the required payments or prepayments to be made on such Series D Note after the date of such partial prepayment and the unpaid principal balance of such Series D Note after each such required payment or prepayment.

          2.7. No Setoff, Counterclaim or Withholding; Gross-Up. Each payment by the Company under this Agreement or the Notes shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by or within Canada or any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the holder or holders of the Notes free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which such holder or holders would have received had such withholding not been made. If any holder or holders shall pay any amount in respect of any such taxes, penalties or interest, the Company shall reimburse said holder or holders in U.S. Dollars for that payment on demand, which reimbursement shall be made in accordance with the preceding sentence of this Section 2.7. If pursuant to this Section 2.7 the Company pays any amount in respect of taxes, or any penalty, or interest which could not have been avoided by the expeditious payment of such taxes, the holder or holders of the Notes shall, at the sole expense of the Company, use their best efforts to provide the Company with such information concerning the nationality, residence or identity of such holder or holders of the Notes and make such declarations or fulfill such reporting requirements as may be required by any statute, treaty or regulation of Canada or the Provinces of Ontario or Quebec as a precondition to exemption from or refund of such tax, penalty or interest. The obligations of the holder or holders of the Notes pursuant to this Section 2.7 shall specifically not include any obligation to provide access to the books, records, personnel, or agents of such holder or holders of the Notes.
          Any payment made by the Company to any holder of the Notes or for the account of any such holder in respect of any amount payable by the Company in lawful currency of the United States of America, which payment is made in any foreign currency, whether pursuant to any judgment or order of the court or tribunal or otherwise, shall constitute a discharge of the obligations of the Company only to the extent of the amount of lawful currency of the United States of America which may be purchased with such foreign currency on the day of payment. The Company covenants and agrees that it shall, as a separate independent obligation which shall not be merged in any such judgment or order, pay or cause to be paid the amount payable in lawful currency of the United States of America and not so discharged in accordance with the foregoing. It is understood and agreed that notwithstanding the provisions of Section 2.9 to the contrary, the obligations of the Company under this Section 2.7 shall survive the Defeasance (as defined in Section 2.9) of the Notes pursuant to and in accordance with the terms and conditions of Section 2.9.
          2.8. Notes to Rank Pari Passu. The Company covenants and agrees that all Notes and all other obligations hereunder are direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Company.
          2.9. Defeasance. The Company shall have the right and option at any time to defease either or both series of the Notes in whole but not in part through the deposit with the Defeasance Trustee of U.S. Dollars or non-callable U.S. Government Obligations (hereinafter referred to as the “Defeasance”). Such deposit shall be made pursuant to a declaration or other appropriate instrument of trust satisfactory in scope, form and content to the Defeasance Trustee and to the holders of at least 66-2/3% in aggregate principal amount of all outstanding Notes then being defeased; shall be absolute and irrevocable and the instrument of trust shall expressly provide that the Company shall have no further title to or interest in or power to direct the use or application of the obligations so deposited or any of the proceeds arising therefrom; such instrument shall state that the trust created thereby and the obligations deposited pursuant thereto are for the sole and exclusive benefit of the holders from time to time of the outstanding Notes then being defeased and shall expressly provide that the Defeasance Trustee shall apply payments of principal and/or interest on such obligations to, and only to, the punctual payment and prepayment of the principal and interest on the Notes then being defeased as and when such payments become due (such declaration or instrument to contain appropriate provisions for the recording of transfers of such Notes and the names and addresses of the holders from time to time of such Notes). All fees, costs and charges of the Defeasance Trustee under such instrument of trust, including those which may become payable after the date of the making of such deposit, shall be paid by the Company. The Company shall have the option of electing either to fully defease the Notes and thereby, upon satisfaction of the conditions set forth in this Section 2.9, the Company shall on the Defeasance Date described below be discharged from its obligations contained in this Agreement with respect to and only with respect to such series of Notes then being defeased (the “Full Defeasance”) or defease the Notes solely with respect to certain covenants and thereby, upon satisfaction of the conditions set forth in this Section 2.9, the Company shall on the Defeasance Date described below be released from its obligations to comply with Sections 2.10, 5.6, 5.7 and 5.8 hereof with respect to and only with respect to such series of Notes then being defeased (the “Covenant Defeasance”). Upon Defeasance of either or both series of the Notes in whole and not in part, the Company, on and as of the 91st day after the deposit of U.S. Dollars or U.S. Government Obligations herein provided for has been duly made (the “Defeasance Date”), shall, in the case of the Full Defeasance, be discharged from its obligations contained in this Agreement with respect to such series of Notes then being defeased, and, in the case of the Covenant Defeasance, be discharged from its obligations to comply with Sections 2.10, 5.6, 5.7 and 5.8 hereof with respect to such series of Notes then being defeased; provided that, in the event of any such defeasance and after giving effect thereto, the following conditions (together with any such other conditions as may be imposed by such holders of the Notes then being defeased) have been satisfied:
     (a) the Company shall have deposited with the Defeasance Trustee absolutely and irrevocably (irrespective of whether the conditions in paragraphs (b), (c), (d) and (e) below have been satisfied): (i) U.S. Dollars in an amount, or (ii) non-callable U.S. Government Obligations, not payable or redeemable prior to their expressed maturities, which through the payment of principal and interest in respect thereof in accordance with their terms, without any reinvestment or further investment of the principal of or interest earned on such obligations, will absolutely and unconditionally provide in any and all circumstances not later than one day before each date on which any prepayment or payment of principal of or payment of interest on the Notes then being defeased is then due and payable, or (iii) a combination thereof in an amount, to sufficiently pay and discharge the principal of the Notes outstanding then being defeased, together with interest accrued thereon, on each date on which any prepayment or payment of principal and/or interest is due;

     (b) no Default or Event of Default shall have occurred and be continuing on each of the date of the final deposit, and after giving effect thereto, and on the Defeasance Date;
     (c) the Company shall have delivered to the Defeasance Trustee and to the holders of the Notes then being defeased written confirmation by the auditors of the Company provided such auditors are a major Canadian firm of independent chartered accountants or such other firm of independent public accountants of recognized national standing selected by the Company and approved by the holders of at least 66-2/3% in aggregate principal amount of all Notes then outstanding then being defeased that the U.S. Government Obligations deposited for payment of the Notes then being defeased, together with any U.S. Dollars deposited by the Company, are sufficient to satisfy the requirements of the preceding paragraph (a);
     (d) the Company shall have delivered to the Defeasance Trustee and the holders of the Notes an opinion of counsel dated as of the Defeasance Date which counsel shall be reasonably satisfactory to the holders of at least 66-2/3% in aggregate principal amount of each series of the Notes then being defeased to the effect that (i) the trust declaration or other instrument, as the case may be, is legal, valid, binding and enforceable in accordance with its terms for the sole benefit and use of the holders of the Notes then being defeased, is irrevocable and the obligations deposited thereby and the proceeds thereof and therefrom are held by the Defeasance Trustee thereunder in trust solely for the benefit of the holders of the Notes then being defeased and will not be subject to any valid interest, lien, claim or encumbrance of any other Person, including the Company or any Person claiming by, through, under or in the name or on behalf of the Company or any creditor or shareholder of the Company, or by any court or trustee in bankruptcy, (ii) neither the final deposit nor any other deposit will constitute a preferential transfer or a fraudulent conveyance under any bankruptcy or other similar law and (iii) the holders of the Notes then being defeased will not recognize income, gain or loss for United States Federal or Canadian income tax purposes as a result of such deposit and Defeasance and will be subject to United States Federal or Canadian income tax on the same amount and in the same manner and at the same times, as would have been the case if such final deposit and Defeasance had not occurred and such opinion shall cover such other matters as the holders of the Notes then being defeased may reasonably require in connection with such final deposit and matters relating thereto shall be otherwise in form and substance reasonably satisfactory to the Defeasance Trustee and to the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes then being defeased and the opinions described above shall take into account and give effect to the covenant of the holders set forth in the final paragraph of this Section 2.9; and
     (e) the Company shall have delivered to the Defeasance Trustee an Officers’ Certificate stating that all conditions precedent herein provided for relating to the Defeasance of the Notes then being defeased contemplated by this Section 2.9 have been complied with.

          Upon payment in full of all amounts payable on and with respect to the Notes from the sums on deposit described in paragraph (a) above and all amounts payable by the Company under this Agreement, the holders of the Notes hereby agree to direct the Defeasance Trustee to remit any funds remaining on deposit with the Defeasance Trustee after all applications of such funds have been made pursuant to this Section 2.9 to the Company so long as no Default or Event of Default has occurred and is continuing.
          2.10. Interest Rate Adjustment and Repurchase of Notes Upon Occurrence of Certain Events.
               (a) Designated Events. In the event that a Designated Event shall occur, the Company will give written notice (a “Designated Event Notice”) of such fact not more than 5 days after any such Designated Event to all holders of the Notes. The Designated Event Notice shall (i) describe the facts and circumstances of the Designated Event in reasonable detail, (ii) set forth in reasonable detail the computation of the Debt Ratio determined as of the date of the occurrence of the Designated Event, and (iii) refer to this Section 2.10 and state that the holders may acquire the right to require the Company to purchase all of the Notes held by such holder and that the Company may be obligated to adjust the interest rate borne by the Notes if the terms and conditions provided for herein are satisfied.
               (b) Continuing Debt Ratio. In the event that on any date during the period beginning with the occurrence of a Designated Event to and including the 90th day following the occurrence of said Designated Event, the Debt Ratio shall exceed 70% and shall continue to exceed 70% for a period of 90 consecutive days thereafter without being remedied or cured by the Company, then in that event on and as of the first day following the expiration of such 90 consecutive day period ( the “Put Right Acquisition Date”) (i) each holder of Notes shall irrevocably acquire the right (the “Put Right”) to require the Company to purchase all of the Notes held by such holder on the applicable Repayment Date (exercisable as hereinafter provided) and (ii) if the Put Right Acquisition Date occurs prior to November 16, 1995, then as and from the Put Right Acquisition Date to the Repayment Date, the interest rate on the Series C Notes and the Series D Notes shall be automatically adjusted upward to (1) in the event that the Debt Ratio on such Put Right Acquisition Date exceeds 70% but is less than 75%, the rate of 12.50% per annum, and (2) in the event that the Debt Ratio on such Put Right Acquisition Date equals or exceeds 75%, the rate of 14.00% per annum.
               (c) Adjusted Interest Calculation. In the event that the interest rates borne by the Notes are adjusted pursuant to this Section 2.10, such adjustment shall be effective as of the Put Right Acquisition Date and the amount of the payment of interest on and with respect to the Notes shall on any Interest Payment Date occurring after the Put Right Acquisition Date be determined by weighting the average of the applicable rates of interest borne by the Notes during the immediately preceding Interest Period. The rates of interest shall be weighted by multiplying each applicable rate of interest borne by the Notes by the number of days such rate was in effect during each month of such Interest Period, adding the sum of such products and dividing such sum by the actual number of days in such Interest Period. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Without limiting the foregoing, whether or not the Company gives any notice required by this Section 2.10, the interest rate payable in respect of the Series C Notes and the Series D Notes shall be irrevocably deemed to have been adjusted as and to the extent herein provided.

               (d) Exercise of Put Right. The Put Right of a holder of Notes may be exercised by such holder as follows:
     (i) if the Put Right Acquisition Date occurs prior to November 16, 1995, then a holder of Notes may exercise its Put Right between November 16, 1995 and December 21, 1995 (the “Exercise Period”) and, in such event, the Repayment Date shall be December 28, 1995; or
     (ii) if the Put Right Acquisition Date occurs on or after November 16, 1995, then a holder of Notes may exercise its Put Right within a period of 35 days following the Put Right Acquisition Date (the “Exercise Period”) and, in such event, the Repayment Date shall be the fifth Business Day following the expiry of such Exercise Period.
In order to exercise its Put Right, a holder must give a written notice to that effect to the Company during the applicable Exercise Period. If the holder of any Note gives such a notice, the Company shall, within five Business Days of receipt of such notice, give written notice thereof to all other holders of the Notes.
               (e) Put Right Notice. Not more than five Business Days after the Put Right Acquisition Date, the Company will give to all holders of Notes a written notice (the “Put Right Notice”) of the happening of such date, which notice shall:
     (i) contain a copy of the Designated Event Notice;
     (ii) set forth in reasonable detail the computation of the Debt Ratio determined as of the Put Right Acquisition Date;
     (iii) confirm that the holders of Notes have irrevocably acquired the Put Right and shall set forth in reasonable detail the manner in which such Put Right may be exercised;
     (iv) designate the Repayment Date; and
     (v) if the Put Right Acquisition Date occurs before November 16, 1995, confirm that the interest rate on the Notes has been adjusted and stating the new rate of interest and the period during which such interest rate shall be applicable.
               (f) Reminder Notice. If the Put Right Acquisition Date occurs prior to November 16, 1995, the Company, in addition to delivering the Put Right Notice referred to above, will give to all holders of the Notes a written notice (a “Reminder Notice”) between November 16, 1995 and November 23, 1995 enclosing a copy of the Put Right Notice and reminding all holders of the Notes of their Put Right and of the manner in which such right may be exercised.
               (g) Repayment Date. On the applicable Repayment Date, the Company shall purchase all Notes held by the holders who have exercised their Put Right for a purchase price equal to the outstanding principal amount thereof together with accrued interest thereon to the Repayment Date.

          As used in this Section 3.2, the terms “separate account,” “party-in-interest,” “employer securities,” and “employee benefit plan” shall have the respective meanings assigned to them in ERISA.
               (c) You further represent that you are not a resident of Canada nor are you purchasing the Notes for or on behalf of a resident of Canada.
SECTION 4. CLOSING CONDITIONS.
          Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:
          4.1. Closing Certificate. Concurrently with the delivery of Notes to you on the Closing Date, you shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company substantially in the form attached hereto as Exhibit B, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you.
          4.2. Legal Opinions. Concurrently with the delivery of Notes to you on the Closing Date, you shall have received from (a) Chapman and Cutler, who are acting as your special counsel in this transaction, (b) Bell, Boyd & Lloyd, United States counsel to the Company, and (c) Ogilvy Renault, Canadian counsel to the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C, D and E, respectively, hereto.
          4.3. Company’s Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Company as you may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement.
          4.4. Consent of Holders of Other Securities. Any consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company and any amendments of agreements pursuant to which any Securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to you and your special counsel.
          4.5. Legality of Investment. The Notes to be purchased by you shall qualify as a legal investment for you under the laws and regulations of each jurisdiction to which you may be subject (without resort to any so-called “basket” provision which permits the making of an investment without restrictions as to the character of the particular investment being made) and you shall have received such information as you shall reasonably request from the Company to establish such fact.
          4.6. Related Transactions. Concurrently with the issuance and sale of the Notes to you on the Closing Date, the Company shall have consummated the sale of Notes scheduled to be sold to the other Purchasers on such Closing Date; provided that so long as all other conditions precedent set forth in this Section 4 shall have been fulfilled by the

Company or waived by the Purchasers in accordance with Section 4.9, the Company shall not be required to proceed with the sale and purchase of the Notes if the Purchasers of more than $25,000,000 of the principal amount of the Notes scheduled to be sold on the Closing Date shall fail to purchase such Notes.
          4.7. Private Rating. On or prior to the Closing Date, the Company shall have provided to you a copy of the private rating letter delivered by Standard & Poor’s Corporation (“S&P”) which letter shall indicate that S&P has assigned a private rating of “A” to the Notes.
          4.8. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.
          4.9. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in this Section 4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 4.9 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.
SECTION 5. COMPANY COVENANTS.
          From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:
          5.1. Corporate Existence, Etc. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all material franchises, licenses, rights, privileges and permits necessary to the proper conduct of its business as are customarily maintained by corporations of established reputation engaged in the same or a similar business and owning and operating similar properties, provided that the foregoing shall not prevent any transaction permitted by Section 5.8.
          5.2. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, self-insurance programs or insurance coverage by financially sound and reputable insurers against such risks the failure to insure against could have a Material Adverse Effect, in such forms and amounts as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.
          5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. (a) The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.
               (b) The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, the violation of which would have a Material Adverse Effect or would result in any lien or charge upon any material property of the Company or any Subsidiary.
          5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order in all material respects and from time to time will make all necessary repairs, replacements, renewals and additions as determined in the good faith judgment of the Company to be necessary to enable the Company to conduct its business substantially as currently conducted or as may be conducted hereafter in compliance with this Agreement, provided that nothing in this Section 5.4 shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is in the good faith judgment of the Company no longer useful or desirable in the conduct of the business of the Company.
          5.5. Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with their terms and this Agreement and will duly and punctually pay all other sums due and payable under and pursuant to this Agreement.
          5.6. Negative Pledge. The Company will not, and will not permit any Subsidiary to, create after the date of this Agreement any Mortgage upon any property of the Company or of any Subsidiary, whether owned at the date of this Agreement or hereafter acquired by the Company or by any Subsidiary, to secure any Indebtedness, without making effective provision concurrently with the creation of any such Mortgage whereby the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with or in priority to the Notes and then existing or thereafter created in the case where the Company is required by contract to do so) shall be secured by a Mortgage equally and ratably with such Indebtedness, so long as such Indebtedness shall be so secured; provided, however, that the foregoing restrictions shall not be applicable to:
     (a) any Mortgage to secure any present or future Indebtedness of or related to the affairs or activities of Ponderay Newsprint Company or of Gold River Newsprint Limited Partnership, being joint ventures in which the Company or a Subsidiary has an interest, or of their respective successors and assigns, to the extent that such Mortgage affects the property or interests in property in said joint ventures;

     (b) any Mortgage (except on fixed assets and on shares of a Subsidiary or Affiliate) given to banks or others to secure any Indebtedness issued, assumed or guaranteed by the Company or a Subsidiary, which is payable on demand or which matures by its terms less than twelve months from the date of issuance, assumption or guarantee thereof;
     (c) any Mortgage to secure a Purchase Money Obligation; provided that (i) in the case of any construction or improvement of property, the Mortgage shall only apply to the property to be constructed or improved, to the real or immovable property which is substantially unimproved for the purposes of the Company or a Subsidiary and on which the property so constructed or the improvement is located, and to any machinery or equipment installed at any time so as to constitute immovable property or a fixture on the real property on which the property so constructed, or the improvement, is located, and (ii) in the case of any acquisition of property, the Mortgage shall only apply to the property to be acquired by the Company or a Subsidiary;
     (d) any Mortgage to secure Indebtedness issued, assumed or guaranteed for the construction of townsites, employees’ housing, warehouses or office premises;
     (e) any Mortgage on any non-producing resource property to secure any Indebtedness issued, assumed or guaranteed for the development or improvement of non-producing resource property;
     (f) any Mortgage in favor of a government in Canada or the United States of America;
     (g) any Mortgage in favor of the Company or any Wholly-owned Subsidiary;
     (h) any Mortgage required to be given or granted by any Subsidiary pursuant to the terms of any trust deed or similar document entered into by such Subsidiary prior to the date it became a Subsidiary;
     (i) any renewal, replacement or extension (or successive renewals, replacements or extensions) of any Mortgage referred to in clauses (a) to (h) inclusive above; provided, however, that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such renewal, replacement or extension, except that this proviso shall not apply to any Indebtedness referred to in clause (a) or clause (b) above nor to any Indebtedness of or related to the affairs or activities of any joint venture, partnership or similar arrangement in which the Company or a Subsidiary has an interest but does not alone have the power to effect any such renewal, replacement or extension; and
     (j) a Mortgage not excepted by clauses (a) through (i) above; provided that after giving effect thereto the sum of (i) the aggregate amount of Indebtedness secured by such Mortgage and other Mortgages created under this clause (j), and (ii) Attributable Debt, does not exceed 10% of the Consolidated Shareholders’ Equity of the Company as at the end of the then last completed financial quarter of the Company.

          5.7. Limitation on Sale and Leaseback Transactions.
          The Company will not, and will not permit any Subsidiary to enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any property owned by the Company or any Subsidiary to any Person and more than 180 days after the later of the date of initial acquisition of such property or completion or occupancy thereof, as the case may be, by the Company or such Subsidiary, the Company or such Subsidiary shall lease or rent, as lessee, under a lease the term of which (including the initial term and any period for which the lease may be renewed or extended) exceeds thirty-six (36) months, the same property (a “Sale and Leaseback Transaction”), provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if the following conditions are met:
     (a) the sale of such property is for cash consideration which (before deduction of any expenses incurred by the Company or such Subsidiary in connection with such Sale and Leaseback Transaction and any other applicable expenses) equals or exceeds the fair market value of the property so sold (as determined in good faith by the Board of Directors); and
     (b) immediately after the consummation of the Sale and Leaseback Transaction and after giving effect thereto, no Default or Event of Default would exist; and
     (c) at least one of the following conditions with respect to such Sale and Leaseback Transaction shall have been satisfied:
     (i) within 90 days after such sale the Company or such Subsidiary applies all, but not less than all, of the net proceeds from the sale relating to such Sale and Leaseback Transaction to the prepayment (including the premium where due and payable upon such prepayment), of the unsubordinated Funded Debt of the Company and its Subsidiaries all in accordance with and pursuant to the provisions of the agreements and instruments under which such Funded Debt was issued; or
     (ii) the Company or such Subsidiary applies the net proceeds from the sale relating to such Sale and Leaseback Transaction to the acquisition (and, in the case of real property, the construction) within 90 days thereafter of capital assets useful and intended to be used in carrying on the business of the Company or such Subsidiary and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to such net sale proceeds, provided such newly acquired assets shall be free from all liens to the extent that the assets which are subject of the Sale and Leaseback Transaction were free from all liens at the time of such sale; or
     (iii) immediately prior to the consummation of such Sale and Leaseback Transaction, the Company would be permitted by the provisions of Section 5.6(j) to create a Mortgage on the property which was the subject of such Sale and Leaseback

Transaction to secure additional Funded Debt in a principal amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction.
          5.8. Consolidation, Amalgamation, Merger or Conveyance, Transfer or Lease of Assets. The Company shall not consolidate or amalgamate with or merge into another Person or convey, transfer or lease all or substantially all of its assets (in a single transaction or a series of transactions) to any Person, nor shall any Person consolidate or amalgamate with or merge into the Company, unless:
     (a) the corporation formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by operation of law or by conveyance or transfer or lease all or substantially all of the assets of the Company shall be a corporation organized or existing under the laws of Canada or any Province or Territory thereof or under the laws of the United States or any State thereof, and shall (except in any case where such assumption is deemed to have occurred by the sole operation of law), expressly assume, by written instrument reasonably satisfactory to the holders of at least 66 2/3% in outstanding principal amount of the Notes, provided that if such holders shall not have objected to the form of such written instrument within 15 Business Days of actual receipt of the final draft form thereof from the Company, the form of such instrument shall be deemed to be satisfactory to the holders of the Notes, the due and punctual payment of all Indebtedness, obligations and liabilities of the Company pursuant to this Agreement and the due and punctual performance and observance of every covenant of this Agreement and the Notes on the part of the Company to be performed or observed;
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and
     (c) the Company shall have delivered to the holders of the Notes an Officers’ Certificate and an opinion of counsel which counsel shall be selected by the Company and satisfactory to the holders of at least 66 2/3% in outstanding principal amount of the Notes each stating that such consolidation, merger, amalgamation, conveyance, transfer or lease and such assumption agreement, comply with this Section 5.8 and that all conditions precedent herein provided for relating to such transaction have been complied with.
          5.9. Repurchase of Notes. Except as permitted under and pursuant to Section 2.10, neither the Company nor any Subsidiary, directly or indirectly, by or through any entity or other means, may repurchase or make any offer to repurchase any Notes of any series unless the offer has been made to repurchase such series of Notes, pro rata, from all holders of the Notes of such series at the same time and upon the same terms. In case the Company or any Subsidiary repurchases any Notes as aforementioned, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.
          5.10. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company’s or such

Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person other than an Affiliate.
     5.11. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted Canadian accounting principles consistently maintained (except for changes disclosed in the financial statements furnished to you pursuant to this Section 5.11 and concurred in by the independent public accountants referred to in Section 5.11(b) hereof), and will furnish to you, so long as you are the holder of any Note and to each other institutional holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested), and, in the case of the financial statements delivered pursuant to paragraph (b) of this Section 5.11, to the Securities Valuation Office, National Association of Insurance Commissioners, 67 Wall Street, New York, New York 10005:
     (a) Quarterly Statements. As soon as available and in any event within the applicable time periods prescribed by the Ontario Securities Act following the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:
     (i) consolidated balance sheets of the Company as of the close of such quarter setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year,
     (ii) consolidated statements of earnings and retained earnings of the Company for such quarterly period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and
     (iii) consolidated statements of changes in cash position of the Company for the portion of the fiscal year ending with such quarter, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, consolidating the Company and its Subsidiaries all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Company to the effect that such consolidated financial statements present fairly in all material respects the financial position of the Company as of such date and the results of its operations and changes of cash position for such period in accordance with generally accepted Canadian accounting principles; provided, that so long as the Company shall file a Quarterly Report which contains the information set forth in this paragraph (a), the requirements of this paragraph (a) shall be satisfied by forwarding a copy of said Quarterly Report to the holders of the Notes;
     (b) Annual Statements. As soon as available and in any event within the applicable time periods prescribed by the Ontario Securities Act following the close of each fiscal year of the Company, duplicate copies of:

     (i) consolidated balance sheets of the Company as of the close of such fiscal year, and
     (ii) consolidated statements of earnings and retained earnings and changes in cash position of the Company for such fiscal year, consolidating the Company and its Subsidiaries in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (unqualified as to scope limitations imposed by the Company) thereon of a major Canadian firm of independent chartered accountants selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with generally accepted Canadian accounting principles applied on a consistent basis and present fairly the financial condition of the Company as of such date and the results of its operations and changes of cash position for such period and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted Canadian auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary to provide a reasonable basis for the opinion expressed in the report; provided, that so long as the Company shall file an Annual Report which contains the information set forth in this paragraph (b), the requirements of this paragraph (b) shall be satisfied by forwarding a copy of said Annual Report to the holders of the Notes;
     (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special financial audit made by independent accountants of the books of the Company and its Subsidiaries on a consolidated basis or of the books of any Subsidiary which contributes 25% or more of the consolidated sales of the Company, which audit results in the issuance of an opinion by such accountants;
     (d) Ontario Securities Commission and Other Reports. Promptly upon their becoming publicly available, one copy of each financial statement, report, notice, information circulars or proxy statement sent by the Company to stockholders generally and of each Quarterly Report, Annual Report and each other regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange including, without limitation, the Securities and Exchange Commission and the Ontario Securities Commission or any successor agencies, and copies of any annual information form filed with provincial securities commissions and any material event or material change reports filed with provincial securities commissions;
     (e) Requested Information. With reasonable promptness, such other data and information as you or any such institutional holder may reasonably request;
     (f) Officer’s Certificates. Within the period provided in paragraph (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this

Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the terms and restrictions of Sections 5.6(j) and 5.7(c)(iii) at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking or proposes to take with respect thereto; and
     (g) Notice of Default or Event of Default. Immediately (and in any event within five Business Days) after becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
     (h) Notice of Claimed Default. Immediately upon becoming aware that the holder of any Note or any other evidence of Indebtedness or other Security of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed default or Event of Default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or Event of Default and what action the Company is taking or proposes to take with respect thereto;
     (i) Loss of Reporting Issue or Status. With reasonable promptness, notice of loss by the Company of its status as a reporting issuer under the Ontario Securities Act and from time to time thereafter notice of any change, loss or sale of any franchise, license, right, privilege or permit otherwise required to be maintained by the Company pursuant to Section 5.1; and
     (j) Notice of Litigation. From and after the date on which the Company shall not be required to file an Annual Report with the Ontario Securities Commission, the Company agrees to give notice within ten Business Days of such event of any litigation, dispute or governmental proceeding that is, in the good faith Judgment of the Company, reasonably likely to have a Material Adverse Effect to all holders of the Notes then outstanding, such notice to be in writing and to be sent in the manner specified in Section 9.7 of this Agreement and thereafter to provide such other information with respect to the status of any such litigation, dispute or governmental proceeding as any holder of the Notes may from time to time reasonably request.
Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each institutional holder of the then outstanding Notes (or such Persons as either you or such holder may designate), to visit and inspect, under the Company’s guidance, any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent chartered accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested (hereinafter referred to as the “Inspection Rights”); provided, that prior to the occurrence of a Default or an Event of Default, the holders of the Notes hereby agree to limit the exercise of their Inspection Rights to an examination of the books of account and records of the Company and its Subsidiaries, to discussions of the respective affairs, finances and accounts with senior officers of the Company designated by the Company for such purpose and the independent chartered accountants of the Company (so long as in connection with any meeting with the independent chartered accountants of the Company, the holders of the Notes shall forward written notice of such proposed meeting to the Company not less than five Business Days prior to the date of such proposed meeting and such notice shall afford the Company the opportunity to attend such meeting (it being understood that the failure of the Company to attend such meeting shall not preclude the holders from proceeding with such meeting)) and that such limited Inspection Rights shall be exercised no more than one time during any calendar year by one or more representatives of the holders of the Notes which representatives shall be appointed by the holders of at least 66-2/3% of the holders of each series of Notes. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder or your representatives may incur in connection with any such visitation or inspection, provided that the Company hereby agrees to pay and reimburse you or any such holder or your representatives for expenses which may be incurred in connection with any visitation or inspection following the occurrence and during the continuance of a Default or Event of Default hereunder.
SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.
          6.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” as the term is used herein:
     (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than 30 days; or
     (b) Default shall occur in the making of any required scheduled prepayment on any of the Series D Notes as provided in Section 2.1 when the same shall have become due; or
     (c) Default shall occur in the making of any other payment or repurchase of the principal of any Note or any Make Whole Premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or
     (d) Default shall be made in the payment of the principal of or interest on any Indebtedness for borrowed money aggregating in excess of U.S. $10,000,000 of the Company, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or
     (e) Default or the happening of any event shall occur or any condition shall exist under any indenture, agreement, or other instrument under which any Indebtedness for borrowed money aggregating in excess of U.S. $10,000,000 of the Company may be issued, and such default, event or condition shall continue and the Company shall not have remedied or cured such default, such default shall not have been waived by the holders of such Indebtedness and such default shall result in the acceleration of the maturity of at least U.S. $10,000,000 in outstanding principal amount of such Indebtedness of the Company; or
     (f) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.6 which is not remedied within 30 Business Days after written notice thereof to the Company by the holder of any Note; or
     (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 60 Business Days after written notice thereof to the Company by the holder of any Note; or
     (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by or on behalf of the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or
     (i) Final judgment or judgments for the payment of money aggregating in excess of $10,000,000 is or are outstanding against the Company or against any of its property or assets and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or
     (j) The Company becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors or shall convey or transfer any of its property with a view to delaying, defeating or hindering creditors, or the Company applies for or consents to the appointment of a custodian, trustee, liquidator or receiver for the Company or for the major part of its property or the Company admits to some or all of its creditors at a meeting or by other means of communication that it is insolvent or the passing of a resolution by the Company or the commencement by the Company of any proceeding relative to the Indebtedness of the Company under any reorganization, arrangement, compromise, adjustment or postponement of debt, dissolution, winding-up, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or
     (k) A custodian, trustee, liquidator, receiver or other similar official is appointed for the Company or for the major part of its property and is not discharged within 60 days after such appointment; or
     (1) Bankruptcy, reorganization, arrangement, liquidation, winding-up, adjustment, protection, relief, composition or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by the Company or are granted by a court, or are instituted against the Company by any other Person and, if instituted against the Company by any Person other than the Company, are consented to or are not contested vigorously and in good faith by the Company within 30 days after such institution.
          6.2. Acceleration of Maturities. When any Event of Default described in paragraphs (a) through (i), inclusive, of Section 6.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes at the time outstanding may, by notice in writing sent to the Company by any method authorized by Section 9.7, declare the entire principal of and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j), (k) or (l) of Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal of and interest accrued on the Notes and if the Event of Default which has occurred is described in any of Sections 6.1(a) through (i), inclusive, at a time when no Event of Default described in Sections 6.1(j), (k) or (l) and constituting involuntary bankruptcy, reorganization or insolvency proceedings has occurred, and is continuing, to the extent permitted by law and as liquidated damages and not as a penalty, an additional amount equal to the then applicable Make Whole Premium. No course of dealing on the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder’s rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder’s or holders’ attorneys for all services rendered in connection therewith.
          6.3. Rescission of Acceleration. The provisions of Section 6.2 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of Section 6.1, the holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:
     (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;
     (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.2) shall have been duly paid; and
     (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;
and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.
          7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of each series of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (a) which will change the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon (except in accordance with the provisions of Section 2.10(a)) or premium thereon, or (b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or change any of the provisions of Sections 2.10, 6 or 7.
          7.2. Solicitation of Noteholders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof in writing by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or amendment effected pursuant to the provisions of this Section 7 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.
          7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.
SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS.
          8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:
          “Acting jointly or in concert”, when used in relation to a Person, shall have the meaning assigned thereto in the Ontario Securities Act.

          “Adjustment Date” shall have the meaning assigned thereto in Section 2.10(a).
          “Affiliate” shall mean any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 10% or more of any class of the Voting Shares of the Company or (c) 10% or more of the Voting Shares (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Shares, by contract or otherwise.
          “Annual Report” shall mean the report containing the financial statements of the Company and its Subsidiaries determined on an annual basis and required to be filed with the Ontario Securities Commission in accordance with and pursuant to the requirements of Section 77(1) of the Ontario Securities Act.
          “Associate” of any Person shall have the meaning assigned thereto in the Ontario Securities Act.
          “Attributable Debt” shall mean in connection with a Sale and Leaseback Transaction, at any date as of which the amount thereof is to be determined, the lesser of (a) the fair market value of the property subject to such Sale and Leaseback Transaction (as determined in good faith by the Board of Directors) and (b) the total net amount of rent required to be paid by such Person under the lease which is the subject of such Sale and Leaseback Transaction during the remaining term thereof, discounted from the respective due dates thereof to such date at the debt rate implicit in such lease per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
          “Beneficial Owner” or “Beneficial Ownership”, when used in relation to shares of capital stock, shall have the meaning assigned thereto in the Ontario Securities Act.
          “Board of Directors” shall mean the board of directors of the Company or, when the context otherwise permits, any duly authorized committee or member of the board.
          “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or by another officer of the Company as having been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the holders of the then outstanding Notes.
          “Business Day”" shall mean any day other than a Saturday, Sunday or other day on which banks in Montreal or Toronto, Canada or Chicago, Illinois are required by law to close or are customarily closed.

          “Capitalized Lease” shall mean any lease, the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted Canadian accounting principles.
          “Capitalized Rentals” shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.
          “Confidential Private Placement Memorandum” shall mean the Company’s Confidential Private Placement Memorandum distributed by Goldman, Sachs & Co. dated April, 1990 as amended and supplemented by a letter of the Treasurer of the Company dated October 23, 1990 addressed inter alia to the Purchasers of the Notes enclosing copies of a Pro Forma Consolidated Capitalization Table, the 1990 Third Quarter Report to Shareholders and the 1990 Second Quarter Report to Shareholders.
          “Consolidated Shareholders’ Equity” shall mean, as of any date as of which the amount thereof is to be determined, the amount of the stated capital accounts plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries, all determined in accordance with generally accepted Canadian accounting principles, on a consolidated basis eliminating intercompany items.
          “Consolidated Total Capitalization” shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt and (b) Consolidated Shareholders’ Equity.
          “Continuing Director” at any date shall mean an individual who is a member of the Board of Directors on such date and who either was a member of the Board of Directors on the date of this Agreement or shall have become a member thereof subsequent to such date (a) with the approval of at least a majority of the Continuing Directors then members of the Board of Directors, or (b) following the election of such member at an annual general meeting of shareholders to replace a director who has died or who has resigned or otherwise retired in the ordinary course, provided that the number of directors that may be so elected to replace a director who has resigned or otherwise retired, shall not exceed 20% of the number of directors in office immediately prior to the previous annual general meeting of shareholders.
          “Current Debt” shall mean, as of the date of any determination thereof, all Indebtedness other than Funded Debt, including all payments that are required to be made on Funded Debt within one year from the date of any determination of Current Debt. “Consolidated” when used as a prefix to Current Debt shall mean the aggregate amount of all such Current Debt of the Company and its Subsidiaries on a consolidated basis eliminating intercompany items.
          “Debt Ratio” shall mean, as of the date of any determination thereof, the ratio between (a) the sum of (i) Consolidated Funded Debt and (ii) Consolidated Current Debt, and (b) the sum of (i) Consolidated Total Capitalization and (ii) Consolidated Current Debt.
          “Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

          “Defeasance” shall have the meaning assigned thereto in Section 2.9.
          “Defeasance Trustee” shall mean a bank or trust company which shall have a combined capital, surplus and undivided profits of not less than U.S. $750,000,000, shall be organized and doing business under the laws of the United States of America or a State thereof or Canada or a Province thereof, shall not be a Subsidiary or Affiliate of the Company and shall be acceptable to the holders of at least 66-2/3% in aggregate principal amount of each series of outstanding Notes then being defeased.
          “Delayed Purchase Date” shall have the meaning assigned thereto in Section 2.10(d).
          “Designated Event” shall be deemed to have occurred on each such date as:
     (a) a Person, alone or with its Affiliates, Associates or Persons with whom such Person is acting jointly or in concert, becomes the Beneficial Owner of more than 30% of the total voting rights attaching to all outstanding Voting Shares of the Company or subsequently increases such Beneficial Ownership from 50% or less to a majority of the total voting rights attaching to all Voting Shares of the Company; provided that this clause (a) shall not apply to the acquisition of shares of Canadian Pacific Limited, a corporation incorporated under the Canada Business Corporations Act; or
     (b) the individuals who are Continuing Directors shall cease for any reason to constitute at least two-thirds of the Board of Directors; or
     (c) the Company consolidates or amalgamates with or merges into another company or conveys, transfers or leases all or substantially all of its assets to any Person, or any company consolidates or amalgamates with or merges into the Company, in any such event pursuant to a transaction in which outstanding Voting Shares of the Company are changed into or exchanged for cash, Securities or other property, provided that there shall be excluded from the application of this clause (c) such transactions (i) between the Company and its Subsidiaries or between Subsidiaries, (ii) involving solely the establishment of a public holding company for the Company, or (iii) involving the exchange of the Company’s Voting Shares as consideration in the acquisition of another business or businesses (without change or exchange of the Company’s outstanding Voting Shares into or for cash, Securities or other property); or
     (d) the Company or any Subsidiary purchases or otherwise acquires, directly or indirectly, Beneficial Ownership of Voting Shares of the Company if, after giving effect to such purchase or acquisition, the Company (together with its Subsidiaries) shall have acquired 30% or more of the Company’s Voting Shares within any 12-month period calculated by reference to the Voting Shares outstanding at the beginning of such period; or
     (e) on any date (a “Calculation Date”) the Company makes any distribution or distributions of cash, property or Securities (excluding regular dividends and distributions of shares of the Company that are not Redeemable Shares) to holders of Voting Shares of the Company or purchases or otherwise acquires Beneficial Ownership of Voting Shares of the Company and the sum

of the fair market value of such distribution or purchase, plus the fair market value of all other such distributions and purchases which have occurred during the preceding 12-month period, is at least 30% of the fair market value of the outstanding Voting Shares of the Company, provided that the percentage described in this clause (e) is calculated on each Calculation Date by dividing (x) the fair market value of the distributions and purchases which have occurred on such Calculation Date by (y) the fair market value of the Company’s outstanding Voting Shares immediately prior to such distributions or purchases, and adding to that percentage all of the percentages which have been similarly calculated on the dates of all such distributions and purchases during the preceding 12-month period.
          “Designated Event Notice” shall have the meaning assigned thereto in Section 2.10(a).
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
          “Exercise Period” shall mean the applicable period of time during which a holder of Notes may exercise its Put Right, as more fully set forth in Section 2.10.
          “Funded Debt” of any Person shall mean (a) all Indebtedness having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Current Debt, (b) all Capitalized Rentals, and (c) all Guaranties of Funded Debt of others. “Consolidated” when used as a prefix to any Funded Debt shall mean the aggregate amount of all such Funded Debt of the Company and its Subsidiaries on a consolidated basis eliminating intercompany items.
          “Guaranties” by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, which in accordance with generally accepted Canadian accounting principles shall be classified upon a balance sheet of such Person as a liability of such Person. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.
          “Indebtedness” of any Person shall mean and include all obligations of such Person which in accordance with generally accepted Canadian accounting principles shall be classified upon a balance sheet of such Person as liabilities for borrowed money of such Person. For the purpose of computing the “Indebtedness” of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and

thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.
          “Interest Payment Date” shall have the meaning assigned thereto in Section 1.1(a).
          “Interest Period” shall mean the period from the date of original issue of the Notes to the first Interest Payment Date and the period from an Interest Payment Date to and including the date of the immediately succeeding Interest Payment Date.
          “Make Whole Premium” shall mean in respect of each series of Notes to be prepaid in connection with any prepayment of the Notes under and pursuant to Section 2.2 or Section 6.2, the excess, if any, of (a) the present value of the remaining principal and interest payments or prepayments to become due (exclusive of accrued interest on such series of Notes through the date of prepayment thereof) on that portion of such series of Notes to be prepaid, taking into account the required application of such prepayment to the scheduled payments, if any, and prior prepayments, if any, on such series of Notes, all determined by discounting semi-annually such payments and prepayments at a rate that is equal to the Reinvestment Rate applicable to such series of Notes over (b) the aggregate principal amount of such series of Notes then to be prepaid. To the extent that the Reinvestment Rate applicable to the Series C Notes at the time of such prepayment is equal to or higher than 10.60% per annum, the Make Whole Premium applicable to the Series C Notes is zero. To the extent that the Reinvestment Rate applicable to the Series D Notes at the time of such prepayment is equal to or higher than 10.26% per annum, the Make Whole Premium applicable to the Series D Notes is zero.
          “Material Adverse Effect” shall mean any result which would have (a) a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of the Company to perform its obligations under this Agreement and the Notes, or (b) an adverse effect on the legality, validity or enforceability of the Company’s obligations under this Agreement and the Notes.
          “Mortgage” shall mean any mortgage, hypothec, privilege, pledge, security interest, floating charge, conditional sale or other title retention agreement or other similar lien or encumbrance.
          “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board, the President or a Vice-President, and by the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company or by any two officers of the Company duly authorized for the purpose by a Board Resolution, and delivered to the holders of the then outstanding Notes.
          “Ontario Securities Commission” shall mean the Ontario Securities Commission and any successor agency thereto.
          “Ontario Securities Act” shall mean the Securities Act (Ontario), R.S.O. 1980, c. 466, as amended.
          “Person” shall mean an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.

          “Put Right” shall mean the right of the holder of the Notes to require the Company to purchase its Notes as more fully set forth in Section 2.10.
          “Put Right Acquisition Date” shall have the meaning assigned thereto in Section 2.10(b).
          “Put Right Notice” shall have the meaning assigned thereto in Section 2.10(e).
          “Purchase Money Obligations” shall mean any Indebtedness of the Company, of a Subsidiary or of or related to any joint venture, partnership or similar arrangement in which the Company or a Subsidiary has an interest, incurred in respect of and in an amount not to exceed the cost of acquisition of any property (including shares of capital stock or Indebtedness) or of the cost of construction or improvement of any property acquired, constructed or improved after the date of this Agreement, which Indebtedness existed at the time of acquisition or was created, issued, incurred, assumed or guaranteed contemporaneously with the acquisition, construction or improvement or within 120 days after the completion of such construction or improvement and includes any extension, renewal or refunding of any such Indebtedness if the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.
          “Quarterly Report” shall mean the report containing the financial statements of the Company and its Subsidiaries determined on a quarterly basis and required to be filed with the Ontario Securities Commission in accordance with and pursuant to the requirements of Section 76(1) of the Ontario Securities Act.
          “Registrar” shall have the meaning assigned thereto in Section 9.1.
          “Reinvestment Rate” shall mean in respect of each series of Notes the sum of (i) .50%, plus (ii) the arithmetic mean of the yields under the respective headings “This Week” and “Last Week” published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of such series of Notes then being prepaid. If no maturity exactly corresponds to such Weighted Average Life to Maturity of such series of Notes, yields for the two most closely corresponding published maturities next above and below the Weighted Average Life to Maturity of such series of Notes shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate for such series of Notes shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate of such series of Notes, the most recent Statistical Release published prior to the fifth Business Day preceding the date of payment hereunder shall be used.
          “Reminder Notice” shall have the meaning assigned thereto in Section 2.10(f).
          “Rentals” shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.
          “Redeemable Share” shall mean a share issued by the Company that the Company (a) may purchase or redeem on the demand of the Company or (b) is required by its Articles of Incorporation to purchase or redeem at a specified time or on the demand of a shareholder.
          “Repayment Date” shall mean one of the applicable dates set forth in Section 2.10 on which the Company shall repay the Notes held by a holder who has exercised its Put Right, as more fully set forth in said Section 2.10.
          “Sale and Leaseback Transaction” shall have the meaning assigned thereto in Section 5.7.
          “Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933.
          “Securities Act of 1933” shall mean the Securities Act of 1933, as amended.
          “Statistical Release” shall mean the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.
          The term “subsidiary” shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Shares shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term “Subsidiary” shall mean a subsidiary of the Company.
          “U.S. $” or “U.S. Dollars” shall mean lawful money of the United States of America in same day immediately available freely transferable funds, or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the day payment is due hereunder.
          “U.S. Government Obligations” shall mean any Security directly issued by the United States of America.
          “Voting Shares” shall mean shares of capital stock of any class or classes of a corporation having under all circumstances or under some circumstances that have occurred and are continuing the right to elect members of the board of directors of such corporation, and includes Securities currently convertible into such shares and currently exercisable rights to acquire such shares or convertible Securities, provided that, for the purposes hereof, shares which only carry the right to vote conditionally on the happening of an event which has not yet occurred shall not be considered Voting Shares nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

          “Weighted Average Life to Maturity” in respect of each series of Notes then being prepaid shall mean as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such series of Notes then being prepaid by the then outstanding principal amount of such series of Notes then being prepaid. The term “Remaining Dollar-years” of a series of Notes then being prepaid shall mean the amount obtained by (a) multiplying the amount of each then remaining required principal prepayment, if any, and the principal payment at final maturity of such series of Notes, by the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination of the Weighted Average Life to Maturity of such series of Notes and the date of that payment, and (b) totalling all the products obtained in (a).
          “Wholly-owned” when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors’ qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.
          8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted Canadian accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
          8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
SECTION 9. MISCELLANEOUS.
          9.1. Note Register. The Company, through Montreal Trust Company, or through such other Person appointed by the Company for such purpose from time to time and whose name and address shall be notified by the Company to the holders of the Notes pursuant to Section 9.7 of this Agreement (in either case, the “Registrar”) shall keep at its principal office in the City of Montreal or such other city in the United States or Canada as the Company shall notify to the holders of the Notes pursuant to Section 9.7 a register for the registration and transfer of the Notes (hereinafter called the “Note Register”), and the Registrar will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.
          At any time, and from time to time, the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.
          The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

          9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days’ notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note to the Registrar at its office, the Registrar will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of U.S. $1,000,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any multiple of U.S. $50,000 in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or registered assigns, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange.
          9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Registrar of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Registrar, or in the event of such mutilation upon surrender and cancellation of the Note, the Registrar will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Registrar.
          9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and so long as you hold any of the Notes, all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining a private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor’s Corporation for the purpose of obtaining such number.

          9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.
          9.6. Submission to Jurisdiction. The Company hereby irrevocably submits to the jurisdiction of the courts of the State of Illinois and of the courts of the United States of America having jurisdiction in the State of Illinois for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement or the Notes. The Company designates and appoints CT Corporation System, 208 South LaSalle, Chicago, Illinois 60604, U.S.A., and its successors as its lawful agent in the State of Illinois upon which may be served and which may accept and acknowledge, for and on behalf of the Company all process in any action, suit or proceedings that may be brought against the Company in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect; provided, however, that if said agency shall cease for any reason whatsoever, the Company designates and appoints, without power or revocation, the Secretary of State of the State of Illinois to serve as its agent for service of process. If any holder of any Note shall cause process to be served upon the Company by being served upon such agent, a copy of such process shall also be mailed to the Company by United States registered mail, first class postage prepaid, at the Company’s address set forth in Section 9.7.
          9.7. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed by registered or certified mail, by overnight courier or by facsimile communication (confirmed in writing by registered or certified mail or by overnight courier), addressed to you at your address appearing in Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you, may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail, by overnight courier or by facsimile communication (confirmed in writing by registered or certified mail or by overnight courier), to the Company at 1155 Metcalfe Street, Montreal, Quebec, Canada H3B 2X1, Attention: Secretary, or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you. Notices shall be deemed to be delivered in accordance with this Section 9.7 if all applicable delivery requirements (i.e., sufficient delivery address or appropriate telecopy and confirmation telephone number provided) required by the individual delivery agent have been satisfied.
          9.8. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
          9.9. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.
          9.10. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.
          9.11. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.
          9.12. Governing Law. This Agreement and the Notes issued and sold here-under shall be governed by and construed in accordance with the laws of Illinois.
          9.13. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

By	[ILLEGIBLE]

Its Treasurer

NATIONWIDE LIFE
INSURANCE COMPANY
Accepted and agreed to
as of November 1, 1990.

By	/s/ Jeffrey G. Milburn

Its Jeffrey G. Milburn
Vice President
Corporate Fixed-Income Securities

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

Accepted and agreed to
as of November 1, 1990.	By	/s/ SUZANNE E. WALTON

Its SUZANNE E. WALTON
Managing Director

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
Accepted and agreed to
as of November 1, 1990.	By	/s/ ALAN NOTVIK

Its ALAN NOTVIK, SECOND VICE PRESIDENT

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

Accepted and agreed to as of November 1, 1990.	MELLON BANK, N.A., as Trustee for NYNEX Master Pension Trust (As directed by John Hancock Mutual Life Insurance Company, Investment Adviser)

	By	[ILLEGIBLE]

Its ASSOCIATE COUNSEL

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

Accepted and agreed to as of November 1, 1990.	MELLON BANK, N.A., as Trustee for AT&T Master Pension Trust (As directed by John Hancock Mutual Life Insurance Company. Investment Adviser)

	By	/s/ [ILLEGIBLE]

Its ASSOCIATE COUNSEL

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
Accepted and agreed to
as of November 1, 1990.

	By	[ILLEGIBLE]

Its Investment Vice President

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

JOHN HANCOCK VARIABLE MUTUAL LIFE INSURANCE COMPANY
Accepted and agreed to
as of November 1, 1990.

	By	[ILLEGIBLE]

Its Senior Investment Officer

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

THE FRANKLIN LIFE INSURANCE COMPANY

Accepted and agreed to
as of November 1, 1990.	By	/s/ ROBERT G. SPENCER

Its ROBERT G. SPENCER

VICE PRESIDENT & TREASURER

	By	/s/ Elizabeth E. Arthur

Elizabeth E. Arthur, Assistant Secretary

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

FIRST COLONY LIFE INSURANCE COMPANY
Accepted and agreed to
as of November 1, 1990.

	By	[ILLEGIBLE]

Its Senior Vice President

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

FEDERATED MUTUAL INSURANCE COMPANY

Accepted and agreed to	By:	MIMLIC ASSET MANAGEMENT
as of November 1, 1990.		COMPANY

	By	/s/ JOHN A. CLYMER

Its JOHN A. CLYMER, VICE PRESIDENT

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

FEDERATED MUTUAL INSURANCE COMPANY

Accepted and agreed to	By:	MIMLIC ASSET MANAGEMENT
as of November 1, 1990.		COMPANY

	By	/s/ JOHN A. CLYMER

Its JOHN A. CLYMER, VICE PRESIDENT

          The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

	By	[ILLEGIBLE]

Its Vice President — Finance, Accounting and Logistics

	By	[ILLEGIBLE]

Its Treasurer

AMERICAN UNITED LIFE INSURANCE COMPANY
Accepted and agreed to
as of November 1, 1990.

	By	[ILLEGIBLE]

Its Vice President, Securities
G. David Sapp

NAMES AND ADDRESSES OF PURCHASERS

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
AMERICAN UNITED LIFE	-0-	DR-1 $2,000,000
INSURANCE COMPANY		DR-2 $2,000,000
Post Office Box 368		DR-3 $1,000,000
Indianapolis, Indiana 46206
Attention: Securities Department
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.26% Senior Notes, Series D, Due
January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
Bank One Indianapolis
ABA #0740-0001-0
Trust Cage
16th Floor
111 Monument Circle
Indianapolis, Indiana 46277
for credit to American United Life Insurance
Company’s Account No. 32032-50
Notices
The Notes should be sent to:
Bank One Indianapolis
111 Monument Circle, 16th Floor
Indianapolis, IN 46277
Attention: Trust Cage
All other notices and communications, including
notices with respect to payments and written
confirmation of each such payment, to be
addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 35-0145825
SCHEDULE I
(to Note Agreement)

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
FEDERATED LIFE INSURANCE COMPANY	$1,000,000	-0-
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota 55101
Attention: Investment Department
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
Norwest Bank Minnesota, N.A.
Trust Department
Account No. 0840-245
ABA No. 091000019
Attn: Kristen Judisch,
for credit to Federated
Life Insurance Company,
Account No. 7-23645-008
Notices
All notices and communications, including
notices with respect to payments and written
confirmation of each such payment, to be
addressed as first provided above.
Name of Nominee in which Notes are to be issued: Tour & Co.
Tax Identification No.: 41-6022443

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
FEDERATED MUTUAL INSURANCE COMPANY	$1,000,000	-0-
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota 55101
Attention: Investment Department
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
Norwest Bank Minnesota, N.A.
Trust Department
Account No. 0840-245
ABA No. 091000019
Attn: Kristen Judisch,
for credit to Federated
Mutual Insurance Company,
Account No. 7-23646-006
Notices
All notices and communications, including
notices with respect to payments and written
confirmation of each such payment, to be
addressed as first provided above.
Name of Nominee in which Notes are to be issued: Tour & Co.
Tax Identification No.: 41-0417460

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
FIRST COLONY LIFE INSURANCE COMPANY	$10,000,000	-0-
700 Main Street
Lynchburg, Virginia 24504
Attention: Mr. J. Alden Butler
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
Crestar Bank
Richmond, Virginia
ABA #05-10-0002-0
Attention: Barbara Crossman
                 Institutional Custody
for credit to First Colony
Life Insurance Company’s
Account No. 10765400
Notices
All notices and communications, including
notices with respect to payments and written
confirmation of each such payment, to be
addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 54-0596414

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
THE FRANKLIN LIFE INSURANCE COMPANY	-0-	$2,000,000
Franklin Square
Springfield, Illinois 62713
Attention: Investment Department
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.26% Senior Notes, Series D,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
Morgan Guaranty Trust Company
     of New York
23 Wall Street
New York, New York 10015
Attention: Money Transfer Department
for credit to The Franklin Life
Insurance Company’s Account
No. 022-05-988
Notices
All notices and communications, to be
addressed as first provided above, except
notices with respect to payments and
written confirmation of each such payment,
to be addressed Attention: Treasurer.
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 37-0281650

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY John Hancock Place Post Office Box 111	CR-4 $7,000,000 CR-5 4,000,000 CR-6 4,000,000 CR-7 3,000,000
Boston, Massachusetts 02117
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
The First National Bank of Boston
ABA No. 011000390
100 Federal Street
Boston, Massachusetts 02110
Attention: Insurance Division
for the account of John Hancock
Mutual Life Insurance Company’s
Account No. 279-80008
Notices
Contemporaneous with the above wire
transfer, advice setting forth (1) the
full name, interest rate and maturity
date of the Notes or other obligations;
(2) allocation of payment between
principal and interest and any special
payment; and (3) name and address of Bank
(or Trustee) from which wire transfer was
sent, shall be delivered or mailed to:
John Hancock Mutual Life
     Insurance Company
John Hancock Place
P. O. Box 111
Boston, Massachusetts 02117
Attention: Securities Administration T-56

AD other communications shall
be delivered or mailed to:
John Hancock Mutual Life
     Insurance Company
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Attention: Bond and Corporate Finance
                  Department, T-57
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 04-1414660

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY	CR-8 $8,000,000
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
The First National Bank of Boston
ABA No. 011000390
100 Federal Street
Boston, Massachusetts 02110
Attention: Insurance Division
for the account of John Hancock
Mutual Life Insurance Company GBSA Account
Account No. 535-84164
Notices
Contemporaneous with the above wire
transfer, advice setting forth (1) the
full name, interest rate and maturity
date of the Notes or other obligations;
(2) allocation of payment between
principal and interest and any special
payment; and (3) name and address of Bank
(or Trustee) from which wire transfer was
sent, shall be delivered or mailed to:
John Hancock Mutual Life
Insurance Company
John Hancock Place
P. O. Box 111
Boston, Massachusetts 02117
Attention: Securities Administration T-56

All other communications shall
be delivered or mailed to:
John Hancock Mutual Life
     Insurance Company
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Attention: Bond and Corporate Finance
Department, T-57
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 04-1414660

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
JOHN HANCOCK MUTUAL LIFE	CR-9 $2,000,000
INSURANCE COMPANY
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
The First National Bank of Boston
ABA No. 011000390
100 Federal Street
Boston, Massachusetts 02110
Attention: Insurance Division
for the account of John Hancock
Mutual Life Insurance Company
Private Placement Separate
Account (1Z)
Account No. 528-12598
Notices
Contemporaneous with the above wire
transfer, advice setting forth (1) the
full name, interest rate and maturity
date of the Notes or other obligations;
(2) allocation of payment between
principal and interest and any special
payment; and (3) name and address of Bank
(or Trustee) from which wire transfer was
sent, shall be delivered or mailed to:

John Hancock Mutual Life
  Insurance Company
John Hancock Place
P. O. Box 111
Boston, Massachusetts 02117
Attention:   Audrey Roussel
                    Group Pension Accounting Division
All other communications shall
be delivered or mailed to:
John Hancock Mutual Life
     Insurance Company
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Attention: Bond and Corporate Finance
                    Department, T-57
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 04-1414660

	Principal Amount of	Principal Amount of
Name and Address of	Series C Notes	Series D Notes
Purchasers	to be Purchased	to be Purchased
JOHN HANCOCK VARIABLE LIFE	$4,000,000	-0-
INSURANCE COMPANY
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C, Due
January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
The First National Bank of Boston
ABA No. 011000390
100 Federal Street
Boston, Massachusetts 02110
Attention: Insurance Division
For the account of John Hancock
Variable Life Insurance Company General Account
Account No. 534-17886
Notices
Contemporaneous with the above wire
transfer, advice setting forth (1) the
full name, interest rate and maturity
date of the Notes or other obligations;
(2) allocation of payment between
principal and interest and any special
payment; and (3) name and address of Bank
(or Trustee) from which wire transfer was
sent, shall be delivered or mailed to:
John Hancock Variable Life
  Insurance Company
John Hancock Place
P. O. Box 111
Boston, Massachusetts 02117
Attention: Securities Administration T-56

All other communications shall be
delivered or mailed to:
John Hancock Variable Life
  Insurance Company
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Attention: Bond and Corporate Finance
                    Department, T-57
Name of Nominee in which Notes are to be issued: None

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
MELLON BANK, N.A., as Trustee	$4,000,000	-0-
(AT&T Master Pension Trust)
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
Mellon Bank, N.A.
ABA No. 043000261
Credit to: CC3971-8
Further credit to Account No. 179-168
Pittsburgh, Pennsylvania 15230
Notices
Contemporaneous with the above wire
transfer, advice setting forth (1) the
full name, interest rate and maturity
date of the Notes or other obligations;
(2) allocation of payment between
principal and interest and any special
payment; and (3) name and address of Bank
(or Trustee) from which wire transfer was
sent, shall be delivered or mailed to:
Mellon Bank, N.A.
P. O. Box 926
Pittsburgh, Pennsylvania 15230

All other communications shall
be delivered or mailed to:
John Hancock Mutual Life
  Insurance Company
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Attention: Stephen A. MacLean
Bond and Corporate Finance Department T-57
with a copy to:
Mellon Bank, N.A.
One Mellon Bank Center
Room 3425
Pittsburgh, Pennsylvania 15258
Attention: Pam Mohr
Name in which Notes are to be issued:
MELLON BANK, N.A., TRUSTEE
UNDER MASTER TRUST AGREEMENT OF AT&T
CORPORATION DATED JANUARY 1, 1984 FOR
EMPLOYEE PENSION PLANS-AT&T-JOHN
HANCOCK-PRIVATE PLACEMENT

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
MELLON BANK, N.A., as Trustee	$4,000,000	-0-
(NYNEX Master Pension Trust)
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
Mellon Bank, N.A.
ABA No. 043000261
Credit to: CC3971-8
Further credit to Account No. 178-333
Pittsburgh, Pennsylvania 15230
Notices
Contemporaneous with the above wire
transfer, advice setting forth (1) the
full name, interest rate and maturity
date of the Notes or other obligations;
(2) allocation of payment between
principal and interest and any special
payment; and (3) name and address of Bank
(or Trustee) from which wire transfer was
sent, shall be delivered or mailed to:
Mellon Bank, N.A.
P. O. Box 926
Pittsburgh, Pennsylvania 15230

All other communications shall
be delivered or mailed to:
John Hancock Mutual Life
  Insurance Company
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117
Attention: Stephen A. MacLean
Bond and Corporate Finance Department T-57
with a copy to:
Mellon Bank, N.A.
One Mellon Bank Center
Room 3425
Pittsburgh, Pennsylvania 15258
Attention: Pam Mohr
Name in which Notes are to be issued:
MELLON BANK, N.A., TRUSTEE
UNDER MASTER TRUST AGREEMENT OF NYNEX
CORPORATION DATED JANUARY 1, 1984 FOR
EMPLOYEE PENSION PLANS-NYNEX-JOHN
HANCOCK-PRIVATE PLACEMENT

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
THE MINNESOTA MUTUAL LIFE	$8,000,000	-0-
INSURANCE COMPANY
400 North Robert Street
St. Paul, Minnesota 55101
Attention: Investment Department
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.60% Senior Notes, Series C,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
The Federal Reserve Bank of Minneapolis
for the account of
First Bank National Association,
Minneapolis, Minnesota
ABA #091000022, BNF The Minnesota Mutual
Life Insurance Company, Account
No. 801-10-00600
Notices
All notices and communications, including
notices with respect to payments and written
confirmation of each such payment, to be
addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 41-0417830

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
THE MUTUAL LIFE INSURANCE	-0-	$15,000,000
COMPANY OF NEW YORK
1740 Broadway
New York, New York 10019
Attention: MONY Capital
Management Unit
Payments
All payments on or in respect of the
Notes to be by bank wire transfer of
Federal or other immediately available
funds (identifying each payment as
“Canadian Pacific Forest Products Limited
10.26% Senior Notes, Series D,
Due January 15, 2011, principal, interest
and/or Make Whole Premium”) to:
Chemical Bank
New York, New York
for credit to The Mutual Life
Insurance Company of New York’s
Security Remittance Account
No. 321-023803
Notices
All notices of payment, on or in respect
of the Notes to:
Telecopy Confirms and Notices:
(201) 907-6979
Attention: Securities Custody
Mailing Confirms and Notices:
Glenpointe Marketing & Operations
  Center — MONY
Glenpointe Center West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666-6888
Attention: Securities Custody

All notices and communications other
than those in respect to payments to be
addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 13-1632487

	Principal Amount of	Principal Amount of
Name and Address	Series C Notes	Series D Notes
of Purchasers	to be Purchased	to be Purchased
NATIONWIDE LIFE INSURANCE COMPANY	$10,000,000	-0-
One Nationwide Plaza — 33T
Columbus, Ohio 43216
Attention: Corporate Fixed-Income Securities
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Canadian Pacific Forest Products Limited 10.60% Senior Notes, Series C, Due January 15, 2011, principal, interest and/or Make Whole Premium”) to:
Ameritrust Company
900 Euclid Avenue
Cleveland, Ohio 44101
ABA #041000687
For the account of Nationwide
Life Insurance Company
Account No. 30005-2958
Notices
All notices of payment, on or in respect of the Notes and written confirmation of each such payment to:
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216
Attention: Cash Division, Money and Banking
All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Tax Identification No.: 31-4156830

PRINCIPAL AND ACTIVE SUBSIDIARIES OF THE COMPANY

Percentage of Voting Shares
Name of	Jurisdiction of	Owned by the Company and
Subsidiary	Incorporation	each other Subsidiary
Canadian Pacific Forest Products Inc.	Delaware	Lake Superior Holdings, Inc. — 100%

Lake Superior Holdings Inc.	Delaware	Canadian Pacific Forest Products Limited — 100%

Canadian Pacific Newsprint Limited	United Kingdom	Canadian Pacific Forest Products Limited — 100%

Dominion Cellulose Limited	Canada	Canadian Pacific Forest Products Limited — 100%

Facelle Company Limited	Canada	Dominion Cellulose Limited — 100%

Lake Superior Forest Products Inc.	Delaware	Canadian Pacific Forest Products Inc. — 100%

Mayo Forest Products Ltd.	British Columbia	Canadian Pacific Forest Products Limited — 60%

NBIP Forest Products Inc.	New Brunswick	Canadian Pacific Forest Products Limited — 67%

Lake Superior Construction Inc.	Delaware	Canadian Pacific Forest Products Inc. — 100%
SCHEDULE II
(to Note Agreement)

DESCRIPTION OF DEBT AND LEASES
1.	Current Debt of the Company and its Subsidiaries outstanding on September 30, 1990 is as follows:

	(Cdn. $000’s)
CURRENT DEBT

BANK INDEBTEDNESS:

CPFP Corporate	$22,309
SUBS:
CP Forest Services Limited	(65)	POSITIVE
Canadian Pacific Newsprint Limited	1320
Lake Superior Holdings Inc. & Subs	(1778)	POSITIVE
Dominion Cellulose Ltd.	(6)	POSITIVE
Facelle Limited	(4624)	POSITIVE
Mayo Forest Products Ltd.	2696
NBIP Consolidated	471
Other	(1513)	POSITIVE

TOTAL BANK INDEBTEDNESS	$18,810

LOANS FROM AN AFFILIATE:

Canadian Pacific Securities Limited Revolving Note	$179,400
Canadian Pacific Limited offset banking	—

TOTAL LOANS FROM AN AFFILIATE	$179,400

CURRENT POTION OF LONG-TERM DEBT:

CPFP Corporate	$3,367
SUBSIDIARIES:
NBIP Forest Products, Inc.	40
Lake Superior Holdings, Inc.	518

	$3,925
SCHEDULE II
(continued)

2. Funded Debt of the Company and its Subsidiaries outstanding on September 30,1990 is as follows:
(Cdn. $000’s)

LONG TERM DEBT (less current portion)

CPFP CORPORATE:
CPSL	$1,400
Debenture-Montreal Trust Company, Trustee	125,000
DKB Loan	115,480
L-T Bank Lines	57,740
10.625% Senior Notes, Series A	113,170
10.50% Senior Notes, Series B	117,790
Other	15,171

$545,751

Subsidiaries:
NBIP Forest Products, Inc.	40

TOTAL LONG TERM DEBT	$545,791

3. Capitalized Leases of the Company and its Subsidiaries outstanding on September 30, 1990 are as follows:

CAPITAL LEASES (not included above)

CURRENT PORTION:
CPFP Corporate	$1,327
Subsidiaries:
NBIP Forest Products, Ltd.	312
Facelle Limited	303
Other	—

$1,942

LONG TERM PORTION:
CPFP Corporate	$1,311
NBIP Forest Products, Inc.	233
Facelle Limited	505
Other	—

$2,049
TOTAL CAPITAL LEASES	$3,991
SCHEDULE II
(continued)

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

10.60% Senior Note, Series C, Due January 15, 2011

No. CR-
_________, 19___
U.S. $
          CANADIAN PACIFIC FOREST PRODUCTS LIMITED, a corporation incorporated under the Canada Business Corporations Act (the “Company”), for value received, hereby promises to pay to or registered assigns
on the fifteenth day of January, 2011
the principal amount of
DOLLARS (U.S. $             )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 10.60% per annum (subject to adjustment as provided in Section 2.10 of the Note Agreements referred to below) from the date hereof until maturity, payable semiannually on the fifteenth of each January and July in each year commencing July 15, 1991, and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 12.60% per annum after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Montreal, Canada in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next preceding Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which banks in Montreal or Toronto, Canada or Chicago, Illinois are required by law to close or are customarily closed.
          For purposes of the Interest Act (Canada) and in respect of all or any portion of a calendar year, the annual rate of interest to which the interest rate herein is equal is such rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 360.
          This Note is one of the 10.60% Senior Notes, Series C, Due January 15, 2011 of the Company in the aggregate principal amount of U.S. $70,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of November 1, 1990 (the “Note Agreements”), entered into by the Company with the original purchasers therein referred to and this Note and the holder hereof are
EXHIBIT A-l
(to Note Agreement)

entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits and security provided for thereby or referred to therein, to which Note Agreements reference is hereby made for the statement thereof. The Notes are direct unsecured obligations of the Company and rank pari passu with, all other unsecured indebtedness of the Company.
          This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, certain prepayments and repurchases are required to be made thereon and the interest rates applicable thereto may be automatically changed and adjusted, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.
          The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make Whole Premium set forth in the Note Agreements.
          This Note is registered on the books of the Company maintained by it or by a registrar and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.
          This Note and said Note Agreement is governed by and construed in accordance with the laws of Illinois.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

By

Its

By

Its

THIS NOTE HAS NOT BEEN QUALIFIED FOR DISTRIBUTION IN CANADA NOR HAS IT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OF THE UNITED STATES OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS NOTE MAY ONLY BE OFFERED, SOLD OR DISTRIBUTED IN CANADA IN ACCORDANCE WITH APPROPRIATE REGISTRATION AND PROSPECTUS EXEMPTIONS OR OFFERED, SOLD OR DISTRIBUTED IN THE UNITED STATES IF REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

A-1-2

CANADIAN PACIFIC FOREST PRODUCTS LIMITED
10.26% Senior Note, Series D, Due January 15, 2011

No. DR-
__________________, 19___
U.S. $
          CANADIAN PACIFIC FOREST PRODUCTS LIMITED, a corporation incorporated under the Canada Business Corporations Act (the “Company”), for value received, hereby promises to pay to or registered assigns
on the fifteenth day of January, 2011
the principal amount of
DOLLARS (U.S. $                    )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 10.26% per annum (subject to adjustment as provided in Section 2.10 of the Note Agreements referred to below) from the date hereof until maturity, payable semiannually on the fifteenth of each January and July in each year commencing July 15, 1991, and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 12.26% per annum after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Montreal, Canada in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next preceding Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which banks in Montreal or Toronto, Canada or Chicago, Illinois are required by law to close or are customarily closed.
          For purposes of the Interest Act (Canada) and in respect of all or any portion of a calendar year, the annual rate of interest to which the interest rate herein is equal is such rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 360.
          This Note is one of the 10.26% Senior Notes, Series D, Due January 15, 2011 of the Company in the aggregate principal amount of U.S. $22,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of November 1, 1990 (the “Note Agreements”) entered into by the Company
EXHIBIT A-2
(to Note Agreement)

with the original purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits and security provided for thereby or referred to therein, to which Note Agreements reference is hereby made for the statement thereof. The Notes are direct unsecured obligations of the Company and rank pari passu with all other unsecured indebtedness of the Company.
          This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, certain prepayments and repurchases are required to be made thereon and the interest rates applicable thereto may be automatically changed and adjusted, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.
          The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make Whole Premium set forth in the Note Agreements.
          This Note is registered on the books of the Company maintained by it or by a registrar and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.
          This Note and said Note Agreement is governed by and construed in accordance with the laws of Illinois.

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

By

Its

By

Its

THIS NOTE HAS NOT BEEN QUALIFIED FOR DISTRIBUTION IN CANADA NOR HAS IT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OF THE UNITED STATES OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS NOTE MAY ONLY BE OFFERED, SOLD OR DISTRIBUTED IN CANADA IN ACCORDANCE WITH APPROPRIATE REGISTRATION AND PROSPECTUS EXEMPTIONS OR OFFERED, SOLD OR DISTRIBUTED IN THE UNITED STATES IF REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

A-2-2

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

CLOSING CERTIFICATE
To each of the Purchasers
named in Schedule I to the
Note Agreements described below
Gentlemen:
          This certificate is delivered to you in compliance with the requirements of the separate and several Note Agreements, each dated as of November 1, 1990 (the “Agreements”), entered into by the undersigned, Canadian Pacific Forest Products Limited, a corporation amalgamated under the Canada Business Corporations Act (the “Company”), with each of you, and as an inducement to and as part of the consideration for your purchase on this date aggregating U.S. $70,000,000 principal amount of the 10.60% Senior Notes, Series C, Due January 15, 2011 and U.S. $22,000,000 principal amount of the 10.26% Senior Notes, Series D, Due January 15, 2011 (the “Notes”) of the Company pursuant to the Agreements. The terms which are capitalized herein shall have the same meanings as in the Agreements.
     The Company represents and warrants to you as follows:
          1. Subsidiaries. Schedule II attached to the Agreements states the name of each of the Company’s Subsidiaries which contributed in the aggregate as of September 30, 1990 at least 99% of the total assets of the Company and its Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Shares owned by the Company and each such Subsidiary. The Company, and each Subsidiary, has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien, claim, charge or encumbrance. All such shares have been duly issued and are fully paid and non-assessable.
          2. Corporate Organization and Authority. The Company
     (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;
     (b) has all requisite power and authority and all material licenses and permits necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and
     (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or to be so qualified would not have a Material Adverse Effect.
The Company is subject to the relevant commercial law and civil law and is generally subject to suit and, to the best knowledge of the Company, it is not nor does any of its properties or revenues enjoy any right of immunity from any judicial proceedings,
EXHIBIT B
(to Note Agreement)

including attachment prior to judgment, attachment in aid of execution, execution of the judgment or otherwise. The Company represents that the execution and delivery of the Note Agreements and the Notes constitute private and commercial acts rather than governmental or public acts of the Company.
          3. Business and Property. You have heretofore been furnished with a copy of the Confidential Private Placement Memorandum which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.
          4. Financial Statements. (a) The consolidated balance sheets of the Company and its Subsidiaries as of December 31 in each of the years 1987 to 1989, both inclusive, and the consolidated statements of earnings and retained earnings and changes in cash position for the fiscal years ended on said dates accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Price Waterhouse, have been prepared in accordance with generally accepted Canadian accounting principles consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in cash position for such periods. The unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1990 and the unaudited consolidated statements of earnings and retained earnings and changes in cash position for the nine-month period ended on said date prepared by the Company have been prepared in accordance with generally accepted Canadian accounting principles consistently applied, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of said date and the results of their operations and changes in cash position for such period subject to year-end audit and adjustments.
          (b) Since December 31, 1989, there has been no change in the condition, financial or otherwise, of the Company and its Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.
          5. Indebtedness. Schedule II attached to the Agreement correctly describes all Consolidated Current Debt, Consolidated Funded Debt and Capitalized Leases of the Company and its Subsidiaries on a consolidated basis outstanding on September 30, 1990.
          6. Full Disclosure. The financial statements referred to in paragraph 4 do not, nor does the Confidential Private Placement Memorandum or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading, provided that the Company’s estimates and projections of the financial position and the results of operations of the Company for, and as at the end of, certain future periods contained in the Confidential Private Placement Memorandum were prepared in good faith by the Company and were based on information and data known to the Company on the date such estimates and projections were made and on assumptions that were reasonable and consistent with such information and data. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which has had nor, so far as the Company can now foresee, will have a Material Adverse Effect.

          7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of having a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.
          8. Title to Properties. The Company, and each Subsidiary, has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 except as sold or otherwise disposed of in the ordinary course of business and except for liens disclosed in notes to the financial statements referred to in paragraph 4 hereof or otherwise permitted by Section 5.7 of the Agreement.
          9. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes—
     (a) are within the corporate powers of the Company;
     (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens, security interest, mortgage, pledge, charge or other encumbrance on any property or assets of the Company; and
     (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.
          The obligations of the Company under the Note Agreements and the Notes rank at least pari passu in right of payment with all other unsecured Indebtedness (actual or contingent) of the Company.
          10. No Defaults. No Default or Event of Default as defined in the Agreement has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any such Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          11. Governmental Consent. No approval, consent or withholding of objection on the part of any Canadian or United States regulatory body, state, provincial, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.
          12. Taxes. All taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are due and payable have been paid except where the failure to pay such taxes, assessments, fees and other governmental charges would not result in a Material Adverse Effect. For all taxable years ending on or before December 31, 1983, the United States and Canadian income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States and Canadian income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service and/or Revenue Canada, Taxation closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made in its accounts, and no material controversy in respect of additional Federal, provincial or state income taxes is pending or to the knowledge to the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.
          13. Use of Proceeds. The net proceeds from the sale of the Notes will be used to retire outstanding Indebtedness and for other corporate purposes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any “margin stock” within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any “security” within the meaning of the Securities Exchange Act of 1934, as amended.
          14. Compliance with Law. Except as set forth in the Confidential Private Placement Memorandum, the Company and each Subsidiary is in compliance with all laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, any applicable United States or Canadian law, statute or ordinance relating to public health, safety or the environment including any law, statute or ordinance providing for financial responsibility for cleanup or remedial or other actions with respect to the release or threatened release of hazardous or toxic materials, substances or waste, pollutant or contaminant, the violation of which would have a Material Adverse Effect.
          15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than you and not more than 21 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended, or so as to violate any applicable Canadian provincial securities laws.
          16. Employee Retirement Income Security Act of 1974. The following representations and warranties of the Company are made in reliance on the truth and accuracy of the representations of the Purchasers set forth in Section 3.2(b) of the Agreements.
          (a) The Company (i) is not a “party in interest” (as defined in Title I, Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code) with respect to any employee benefit plan whose name has been disclosed to the Company pursuant to Section 3.2(b)(iv) and securities of the Company are not employer securities with respect to any such plan, and (ii) in the case of any employee benefit plan identified pursuant to Section 3.2(b)(v), the Company does not, nor does any “affiliate” (as defined in Section V(c) of PTE 84-14) of the Company, have at this time, nor has it exercised in the preceding one year period, the authority to appoint or terminate the QPAM described in said Section 3.2(b)(v) or to negotiate the terms of said QPAM’s management agreement on behalf of any such Plan.
          (b) The consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. No “employee pension benefit plans”, as defined in ERISA (“Plans”), maintained by the Company or any Person which is under common control with the Company within the meaning of Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any “accumulated funding deficiency” as defined in Section 302 of ERISA.
          17. Absence of Foreign or Enemy Status. Neither the Company nor its Subsidiaries, nor, to the best of their knowledge and belief, any Affiliate, is (a) an “enemy” or an “ally of enemy” within the meaning of Section 2 of the Trading with the Enemy Act, (b) a “national” of a foreign country designated in Executive Order No. 8389, as amended, or of any “designated enemy country” as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of said Executive Orders, as amended, or of any regulation issued thereunder, or (c) a “national of any designated foreign country” within the meaning of the Foreign Assets Control Regulations or of the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended).
          18. Investment Company Act Status. The Company is not an “investment company”, or a “company controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

          19. Employee Controversies. Except as set forth in the Confidential Private Placement Memorandum, there are no material controversies pending or, to the knowledge of the Company, threatened or anticipated between the Company and any of its employees and there are no labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slowdowns pending, or to the Company’s knowledge, threatened, between the Company and its Subsidiaries and their respective employees and representatives which could result in a Material Adverse Effect.
          Dated:

CANADIAN PACIFIC FOREST PRODUCTS LIMITED

By

Its Senior Vice President,
Finance, Accounting and Logistics

By

Its Treasurer

DESCRIPTION OF CLOSING OPINION
OF SPECIAL COUNSEL TO PURCHASERS
          The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.2 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:
     (1) The Note Agreements have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company enforceable in accordance with their terms, against the Company, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (2) The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed by an authorized officer of the Company and delivered and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, against the Company, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (3) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any United States governmental body, Federal, or local is necessary as a condition to the lawful execution and delivery of the Note Agreements or the Notes; and
     (4) The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements is an exempt transaction under the Securities Act of 1933, as amended, and does not under existing law require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939.
          The opinion of Chapman and Cutler shall also state that the respective opinions of Bell, Boyd & Lloyd and Ogilvy Renault are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. In rendering the opinions set forth in paragraphs (1) and (2) above with respect to the due authorization, execution, delivery of the Note Agreements and the Notes and the legal, valid and binding nature of the Note Agreements and the Notes, Chapman and Cutler may rely solely on the opinion of Ogilvy Renault with respect to such matters. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.
EXHIBIT C
(to Note Agreement)

DESCRIPTION OF CLOSING OPINION OF UNITED STATES
COUNSEL TO THE COMPANY
     The closing opinion of Bell, Boyd & Lloyd, United States counsel to the Company, which is called for by Section 4.2 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:
     (1) The Company is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in the United States in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary;
     (2) The Note Agreements have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
     (3) The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed by an authorized officer of the Company and delivered and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
     (4) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any United States governmental body, Federal, state or local, is necessary as a condition to the lawful execution, delivery and performance of the Note Agreements or the Notes and the payment of all amounts to be paid under the Note Agreements or the Notes in immediately available and freely transferable United States dollars at the place of payment;
     (5) The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements is an exempt transaction under the Securities Act of 1933, as amended, and does not under existing law require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939; and
     (6) The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provisions of any charter document or By-laws of the Company or any agreement or other instrument
EXHIBIT D
(to Note Agreement)

known to such counsel to which the Company is a party or by which the Company may be bound or will result in the contravention of any Illinois or Federal law, rule or regulation as to which the Company or its property and assets are subject.
          The opinion of Bell, Boyd & Lloyd shall also state that the opinion of Ogilvy Renault is satisfactory in scope and form to Bell, Boyd & Lloyd and that, in their opinion, the Purchasers are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. In rendering the opinions set forth in paragraphs (2) and (3) above with respect to the due authorization, execution, delivery of the Note Agreements and the Notes and the legal, valid and binding nature of the Note Agreements and the Notes, Bell, Boyd & Lloyd may rely solely on the opinion of Ogilvy Renault with respect to such matters. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

D-2

DESCRIPTION OF CLOSING OPINION OF CANADIAN
COUNSEL TO THE COMPANY
          The closing opinion of Ogilvy Renault, counsel to the Company, which is called for by Section 4.2 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:
     (1) The Company is a corporation, duly incorporated and validly subsisting under the laws of Canada, has corporate power and authority and is duly authorized to enter into and perform the Note Agreements and to issue the Notes and incur the Indebtedness to be evidenced thereby;
     (2) The Company has full power and authority and is duly authorized to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in Canada in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary;
     (3) The Note Agreements have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company;
     (4) The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed by an authorized officer of the Company and delivered and constitute the legal, valid and binding obligations of the Company;
     (5) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body of Canada or any province, Federal, state or local, is necessary as a condition to the lawful execution, delivery and performance of the Note Agreements or the Notes and the payment of all amounts to be paid under the Note Agreements or the Notes in immediately available and freely transferable United States Dollars at the place of payment;
     (6) The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument to which the Company is a party or by which the Company may be bound or will result in the contravention of any law, rule or regulation as to which the Company or its property and assets are subject;
     (7) The offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements are in due compliance with all securities laws of Canada and the securities laws of any Province thereof;
EXHIBIT E
(to Note Agreement)

     (8) There are no proceedings pending or, to the knowledge of such counsel, threatened against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would individually or in the aggregate materially and adversely affect the business or properties of the Company or Company’s ability to perform its obligations under the Note Agreements or the Notes;
     (9) Any suit, action or proceeding with respect to the Note Agreements or the Notes may be brought against the Company in any competent court in the United States or in the Province of Ontario, provided that any claim instituted before the courts of the Province of Ontario must express any monetary claim in the equivalent in Canadian dollars of the foreign currency claimed;
     (10) The Company is subject to the relevant commercial law and civil law of the Province of Ontario and is generally subject to suit in the Province of Ontario and neither the Company nor any of its property enjoys any right of immunity from any judicial proceedings in the Province of Ontario;
     (11) The Company has the power to submit, and pursuant to the Note Agreements, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts of the State of Illinois and of the courts of the United States of America having jurisdiction in the State of Illinois in respect of any action or proceeding relating in any way to the Note Agreements or the Notes;
     (12) The courts of Canada will recognize a judgment entered against the Company by a court of competent jurisdiction in the United States based on service of process and will order execution and enforcement thereon against the Company, subject to the right of the Company to set up, in the courts of the Province of Quebec, any defense which was or might have been set up to the original action;
     (13) The Note Agreements and the Notes and the performance by the Company of the transactions contemplated by the Note Agreements and the Notes are not contrary to the public policy of Canada or any Province thereof;
     (14) To ensure the legality, validity, enforceability or admissibility into evidence of the Note Agreements and the Notes in the Province of Ontario, it is not necessary that said documents or any other documents be registered, notarized, filed or recorded with any court or other authority or that any stamp or similar tax be paid with respect thereto;
     (15) Except as hereinafter provided, neither the execution and the delivery by the Company of the Note Agreements or the Notes nor the performance by the Company thereof (including the making of any payments under and pursuant to the Note Agreements and the Notes) are subject to any tax, duty, fee, withholding or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy, imposed by Canada or the Province of Ontario or any taxing authority thereof or any political subdivision of the Province of Ontario; provided that tax may be payable by

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the recipient of any payment made by the Company pursuant to the Note Agreements or the Notes under Part I or Part XIV of the Income Tax Act (Canada) (the “Act”) or under the income tax legislation of the Province of Ontario on such recipient’s taxable income as a result of such recipient being resident or being deemed to be resident in Canada or having an establishment or permanent establishment in the Province of Ontario or carrying on business in Canada or in such province;
     (16) Neither the acquisition of the Notes nor the receipt of payment pursuant thereto or to the Note Agreements will, of itself, constitute carrying on a business in Canada or in the Province of Ontario;
     (17) No tax is payable under Part XIII of that Act on any amount that the Company pays or credits under the Note Agreements to each of the Purchasers which is a non-resident person for purposes of that Act as, on account or in lieu of payment of, or in satisfaction of, interest, provided that the Company is dealing at arm’s length with each of the Purchasers for purposes of the Act at the time any such interest is payable;
     (18) The obligations of the Company under the Note Agreements and the Notes rank at least pari passu in right of payment with all other unsecured obligations, actual or contingent, of the Company; and
     (19) The choice of Illinois as the governing law of the Note Agreements and the Notes is valid and will be upheld and applied by the courts of Canada and any Province thereof.
          The opinion of Ogilvy Renault shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

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